Exhibit 15.2

May 2, 2024
The Board of Directors and Shareholder of Idaho Power Company
1221 W. Idaho Street
Boise, Idaho 83702
We are aware that our report dated May 2, 2024, on our review of the interim financial information of Idaho Power Company appearing in this Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, is incorporated by reference in Registration Statement No. 333-66496 on Form S-8 and Registration Statement No. 333-264984 on Form S-3.

/s/ DELOITTE & TOUCHE LLP

Boise, Idaho